Exhibit 10.1

AMENDMENT NO. 1 TO THE MERGER AND SHARE EXCHANGE AGREEMENT

This Amendment No. 1 to the Merger and Share Exchange Agreement, dated as of February 27, 2026 (this “Amendment No. 1”), by and among Dr Ashleys Limited, a Cayman Islands exempted company limited by shares (“PubCo”), Impact BioMedical, Inc., a Nevada corporation (“Impact”), Dr Ashleys Nevada Sub, Inc., a Nevada corporation (“Merger Sub”), Dr Ashleys Bio Labs Limited, a Cayman Islands exempted company limited by shares (“Dr Ashleys Bio Labs”), and Kanans Visvanats (a.k.a. Kannan Vishwanatth), a Latvian national, solely in his capacity as the sole shareholder of the Company (as defined in the Initial Merger Agreement (as defined below)) (“Dr Ashleys Shareholder”). Capitalized terms not otherwise defined in this Amendment No. 1 shall have the meaning given to them in the Initial Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, PubCo, Dr Ashleys Bio Labs, Impact, Merger Sub, and Dr Ashleys Shareholder are parties (the “Parties”) to the Merger and Share Exchange Agreement dated as of June 21, 2025 (the “Initial Merger Agreement”); and

WHEREAS, in accordance with the terms of Section 14.2 of the Initial Merger Agreement, the Parties desire to enter into this Amendment No. 1 (together with the Initial Merger Agreement, the “Merger Agreement”) to amend the Initial Merger Agreement further as set forth herein to modify certain terms and conditions of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. AMENDMENT TO THE MERGER AGREEMENT

1.1. The tenth WHEREAS clause of the Initial Merger Agreement shall be deleted in its entirety and replaced as follows:

“WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, DSS, Inc., a New York corporation, and its subsidiaries (solely in their capacity as stockholders of Impact) (the “Impact Consenting Stockholders”), collectively holding 92,980,843 Impact Shares on an as-converted basis as of the date of this Agreement, representing 88.87% of the Impact Shares on an as-converted basis, are executing support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Impact Stockholder Voting and Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Impact (a) to adopt this Agreement and thereby approve the Contemplated Transactions and (b) against any Acquisition Proposal.”

1.2. The definition of “Company Share Consideration” under Section 1.1(a) of the Initial Merger Agreement shall be deleted in its entirety and replaced as follows:

“Company Share Consideration” means 169,560,000  shares of PubCo Ordinary Shares, representing 94.20% of the total issued and outstanding PubCo Ordinary Shares at the Closing, without giving effect to any Compensation Shares, DSS Shares First Batch, or DSS Shares Second Batch which will be issued in accordance with Sections 3.2(d). For the avoidance of doubt, in the event of issuance of any Compensation Shares or DSS Shares in accordance with Section 3.2(d) at the Closing, the Company Share Consideration will be reduced by such number of Compensation Shares or DSS Shares, as applicable.”

1.3. Section 1.1(c) of the Initial Merger Agreement shall be re-designated as Section 1.1(b).

1.4. The following definition shall be inserted immediately after the definition of “Dr Ashleys Shareholder” in Section 1.1(b) of the Merger Agreement.

……
DSS Shares	Section 3.2(d)

……
DSS Shares First Batch	Section 3.2(d)

DSS Shares Second Batch	Section 3.2(d)

1.5. Section 2.6(b) of the Initial Merger Agreement shall be deleted in its entirety and replaced with “[Reserved]”:

1.6. Section 2.10 of the Initial Merger Agreement shall be deleted in its entirety and shall be replaced as follows:

“Until the Closing, the Parties agree to retain Vstock Transfer LLC (the “Transfer Agent”) as the “transfer agent” of PubCo, as such term is defined under 12 C.F.R. Part 341, for the purpose of (a) exchanging Impact Shares for PubCo Ordinary Shares in accordance with Section 2.6(a) and (b) issuing the Company Share Consideration, Compensation Shares and DSS Shares in accordance with Section 3.2. The Transfer Agent shall (i) exchange each Impact Share for the Merger Consideration, (ii) issue the Company Share Consideration, Compensation Shares and DSS Shares, and (iii) take or cause to be taken such actions as are necessary to update PubCo’s register of security holders to reflect the actions contemplated by clauses (i) and (ii) of this sentence, in each case in accordance with the terms of this Agreement and, to the extent applicable, the Articles of Merger, the NRS customary transfer agent procedures and the rules and regulations of the Depository Trust Company (“DTC”), in each case in a form approved by the Company.”

1.7. Section 3.2(d) of the Initial Merger Agreement shall be deleted in its entirety and replaced as follows:

“(d) PubCo shall issue to Frank D. Heuszel, the Chief Executive Officer of Impact, a total of 22,000 shares of PubCo Ordinary Shares (“Compensation Shares”), and subject to DSS’s full performance of the relevant obligations set forth in the Transition Arrangement Agreement (as amended), to DSS, Inc., 53,000 PubCo Ordinary Sharees (the “DSS Shares First Batch”) and 75,000 PubCo Ordinary Shares (the “DSS Shares Second Batch,” together with the “DSS Shares First Batch,” the “DSS Shares”) at the Closing. For the avoidance of doubt and notwithstanding anything herein to the contrary, to avoid dilution to the Impact Shareholders, the Compensation Shares and the DSS Shares are excluded from the Merger Consideration and will be deducted from the Company Share Consideration to be issued to Dr Ashleys Shareholder at the Closing. Subject to the effectiveness of the Registration Statement registering the Company Share Consideration, upon issuance, such Compensation Shares and DSS Shares shall be registered and freely tradable by the respective holder(s) under the Securities Act, subject only to any restrictions imposed by any applicable laws or regulations.”

1.8 Section 13.2(b) of the Initial Merger Agreement shall be deleted in its entirety and replaced as follows:

“(b) by either Impact, PubCo, Dr Ashleys Shareholder, or the Company if the Contemplated Transactions shall not have been consummated by July 1, 2026 (the “End Date”) which may be extended with the mutual written consent of Impact, PubCo, Dr Ashleys Shareholder and the Company; provided, however, that the right to terminate this Agreement under this Section 13.1(b) shall not be available if action or failure to act of such Party or such Party’s Subsidiaries has been a principal cause of the failure of the Contemplated Transactions to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement;”

1.9 Section 9.15 shall be inserted into the Initial Merger Agreement as follows:

“Co-sign Certain Loan Agreements. Prior to the Effective Time, upon written request by PubCo, the Company, the Merger Sub, or Dr Ashleys Shareholder, Impact shall promptly seek the approval of Impact’s board of directors and, upon obtaining such approval, enter into one or more loan agreements as either a co-borrower, guarantor, limited guarantor, co-borrower without recourse, or in such other capacity as may be agreed.”

SECTION 2. EFFECTIVENESS OF AMENDMENT

Upon the execution and delivery hereof, the Initial Merger Agreement shall thereupon be deemed to be amended as set forth herein and with the same effect as if the Amendment No. 1 made hereby was originally set forth in the Initial Merger Agreement, and this Amendment No. 1 and the Initial Merger Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendment shall not operate so as to render invalid or improper any action heretofore taken under the Initial Merger Agreement. Upon the effectiveness of this Amendment No. 1, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment No. 1.

SECTION 3. GENERAL PROVISION

1.8. Miscellaneous. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment No. 1 may be executed and delivered by facsimile or PDF transmission. The terms, agreements and provisions of Section 14 of the Initial Merger Agreement shall apply to this Amendment No. 1, as applicable.

1.9. Merger Agreement in Effect. Except as specifically and explicitly provided for in this Amendment No. 1, the Initial Merger Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first above written.

IMPACT BIOMEDICAL INC.

By:

Name:	Frank D. Heuszel

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

Dr. Ashley Limited

By:

Name:

Title:

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

Dr Ashley Bio LABS LImited

By:

Name:

Title:

WHEREOF, the Parties have caused this Amendment No. 1 to be executed as of the date first above written.

DR. ASHLEYS NEVADA SUB, INC.

By:

Name:

Title:

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date first above written.

Dr. Ashley SHAREHOLDER

By:

Name:	Kanans Visvanats